Exhibit 99.1

Zale Corporation Reports Fiscal 2009 Results

DALLAS--(BUSINESS WIRE)--October 29, 2009--Zale Corporation (NYSE: ZLC) today reported its financial results for the fourth quarter and full year ended July 31, 2009. The Company incurred a net loss for the year ended July 31, 2009 of $189.5 million, or $5.94 per share, compared to a net loss from continuing operations of $6.5 million, or $0.15 per share, in fiscal 2008. For fiscal year 2009, revenues were $1.78 billion compared to $2.14 billion for fiscal 2008, a decrease of 16.8%. Comparable store sales declined 16.6% for fiscal 2009 compared with a decline of 0.7% in the prior year. Gross margin for fiscal 2009 was 46.7% compared to 49.0% in the prior year.

For the fiscal year 2009, the Company incurred special charges totaling $92.6 million after tax, or $2.90 per share. These charges included, net of tax: (1) $16.5 million for store closures; (2) $9.1 million for store impairments; (3) $14.1 million for lease contingencies associated with Bailey Banks & Biddle; (4) $8.3 million for inventory impairment; (5) $5.0 million goodwill impairment; and (6) $39.6 million for tax adjustments. Of the total adjustments, $70.8 million, or $2.22 per share, were recorded in the fiscal fourth quarter ended July 31, 2009. Net loss for fiscal 2009, adjusted for special charges, was $96.9 million, or $3.04 per share, compared to a net loss from continuing operations, adjusted for special gains, of $16.5 million, or $0.39 per share in the prior year.

For the fourth quarter ended July 31, 2009, the Company reported a net loss of $89.8 million, or $2.81 per share, compared to a loss of $10.0 million, or $0.30 per share in the prior year period. The Company recorded special charges, net of tax, of $70.8 million, or $2.22 per share during the fourth quarter, compared to special gains, net of tax, of $11.0 million, or $0.33 per share during the fourth quarter of fiscal 2008. Revenues in the fourth quarter were $357.1 million, a decline of 21.7% compared to $456.2 million in the 2008 fourth quarter. Comparable store sales for the fourth quarter declined 21.2% compared with an increase of 6.1% during the prior year period, which was favorably impacted by clearance initiatives. Gross margin was 46.4% in the fourth quarter of 2009 compared with 47.3% in the prior year period. Gross margin in the fiscal fourth quarter was 50.2% prior to an inventory impairment charge recorded during the quarter.

For the year ended July 31, 2009, selling, general and administrative expenses declined $57.8 million, or 5.9%, to $927.2 million compared to $985.0 million in 2008. For the fourth quarter of 2009, selling, general and administrative expenses declined $20.0 million, or 8.9%, to $205.1 million compared to $225.1 million for the prior period. At July 31, 2009, long term debt was $310.5 million, a net reduction of $15.8 million, compared to $326.3 million at July 31, 2008.

“Our financial results for fiscal 2009 reflected the most difficult year in retailing in memory. Nonetheless, we believe we have positioned the business for much improved performance,” commented Neal Goldberg, Chief Executive Officer. “We have streamlined our cost structure and closed over 200 underperforming locations. We have reduced and realigned inventories and increased our proprietary products and collections. We have emphasized discipline in pricing and promotional strategies, and training for our fine jewelry consultants. We are encouraged that fiscal 2010 to date reflects improved business performance, with sales reflecting the exit of various specialty jewelry competitors, as well as a strengthening economy and our own internal efforts.”

“Despite the weak overall environment, during the fourth quarter we generated $29 million of free cash flow and reduced debt by $22 million,” commented Matt Appel, Chief Financial Officer. “The rationalization of our store base, reductions in occupancy expense and aggregate square footage and other ongoing expense reductions should all contribute to our efforts in fiscal 2010 to returning the business to profitability and generating cash flow to further reduce debt.”

Fiscal 2010 Outlook

Comparable store sales have decreased approximately 8% to date for the first quarter of fiscal 2010. In addition, unlike fiscal 2009, the Company does not expect to recognize any U.S. tax benefits during fiscal 2010 to offset tax expense expected with respect to earnings from our Canadian operations.

Restated Financial Results

As disclosed in the Company’s Form 8-K filing on September 18, 2009, during the finalization of its fiscal 2009 financial statements, the Company concluded that previously issued financial statements for fiscal years 2008 and 2009 would be restated to reflect certain accounting adjustments for advertising costs, intercompany accounts receivable, depository bank accounts, federal income taxes and personal property taxes. Restated financial information for fiscal 2008 and 2009 is detailed in the Company’s Annual Report on Form 10-K that was filed on October 29, 2009.

A conference call will be held on Friday, October 30, 2009 at 10:00 a.m. Eastern Time. Parties interested in participating should dial 800-679-2671 or 706-643-7467 five minutes prior to the scheduled start time. A webcast of the call, as well as a replay, will be available on the Company’s Web site at www.zalecorp.com. For additional information, contact Investor Relations at 972-580-5047.

About Zale Corporation

Zale Corporation is a leading specialty retailer of diamonds and other jewelry products in North America, operating approximately 1,930 retail locations throughout the United States, Canada and Puerto Rico, as well as online. Zale Corporation's brands include Zales Jewelers, Zales Outlet, Gordon's Jewelers, Peoples Jewellers, Mappins Jewellers and Piercing Pagoda. Zale also operates online at www.zales.com and www.gordonsjewelers.com. Additional information on Zale Corporation and its brands is available at www.zalecorp.com.

This release contains forward-looking statements, including statements regarding estimated cost savings and inventory reductions, financial condition and liquidity, as well as other strategies being implemented by the Company and their future success. Forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the results expressed in the forward-looking statements. These factors include, but are not limited to: if the general economy continues to perform poorly, discretionary spending on goods that are, or are perceived to be, “luxuries” may decrease; the concentration of a substantial portion of the Company’s sales in three, relatively brief selling seasons means that the Company’s performance is more susceptible to disruptions; most of the Company’s sales are of products that include diamonds, precious metals and other commodities, and fluctuations in the availability and pricing of commodities could impact the Company’s ability to obtain and produce products at favorable prices; the Company’s sales are dependent upon mall traffic; the Company operates in a highly competitive industry; changes in regulatory requirements or in the Company’s private label credit card arrangement with Citibank may increase the cost or adversely affect the Company’s operations and its ability to provide consumer credit and write credit insurance; the Company’s contingent liability with respect to lease obligations for Bailey Banks & Biddle stores sold by the Company in November 2007 involves special risks. For other factors, see the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2009. The Company disclaims any obligation to update or revise publicly or otherwise any forward-looking statements to reflect subsequent events, new information or future circumstances, except as required by law.

ZALE CORPORATION AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2009	2008	2009	2008
		As Restated		As Restated

Revenues	$357,114	$456,222	$1,779,744	$2,138,041
Cost of Sales	191,363	240,471	948,572	1,089,553
Gross Margin	165,751	215,751	831,172	1,048,488
% of Revenue	46.4%	47.3%	46.7%	49.0%
Selling, General and Administrative	205,055	225,115	927,249	985,028
% of Revenue	57.4%	49.3%	52.1%	46.1%
Cost of Insurance Operations	2,040	1,657	7,000	6,744
Depreciation and Amortization	14,449	15,127	58,947	60,244
Other Charges and Gains	56,933	(12,331)	70,095	(10,700)
Operating (Loss) Earnings	(112,726)	(13,817)	(232,119)	7,172
% of Revenue	(31.6)%	(3.0)%	(13.0)%	0.3%
Interest Expense	1,766	2,774	10,399	12,364
Other Income	-	(3,500)	-	(3,500)
Loss Before Income Taxes	(114,492)	(13,091)	(242,518)	(1,692)
Income Tax (Benefit) Expense	(24,693)	(3,114)	(53,015)	4,761
Loss from continuing operations	(89,799)	(9,977)	(189,503)	(6,453)
Earnings from discontinued operations, net of taxes	-	-	-	7,084
Net (Loss)Earnings	$(89,799)	$(9,977)	$(189,503)	$631

Basic (Loss)Earnings Per Common Share:
Loss from Continuing Operations	$(2.81)	$(0.30)	$(5.94)	$(0.15)
Earnings from Discontinued Operations	-	-	-	0.16
Net (Loss)Earnings per Share	$(2.81)	$(0.30)	$(5.94)	$0.01

Diluted (Loss)Earnings Per Common Share:
Loss from Continuing Operations	$(2.81)	$(0.30)	$(5.94)	$(0.15)
Earnings from Discontinued Operations	-	-	-	0.16
Net (Loss)Earnings per Share	$(2.81)	$(0.30)	$(5.94)	$0.01

Weighted Average Number of Common Shares Outstanding:
Basic	31,969	33,550	31,899	42,361
Diluted	31,969	33,550	31,899	42,476

ZALE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEET DATA
(Amounts in thousands)

	July 31, 2009	July 31, 2008
ASSETS		As Restated
Current Assets:
Cash and cash equivalents	$24,987	$61,342
Merchandise inventories	740,257	799,181
Other current assets	51,973	106,340
Total current assets	817,217	966,863

Net property and equipment	238,138	297,887

Other assets	175,617	150,510
Total Assets	$1,230,972	$1,415,260

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable and accrued liabilities	$309,949	$287,452
Deferred tax liability	46,383	65,746
Total current liabilities	356,332	353,198

Long-term debt	310,500	326,306
Other liabilities	190,347	169,285

Stockholders’ Investment	373,793	566,471

Total liabilities and stockholders’ investment	$1,230,972	$1,415,260

Non-GAAP Financial Measures and Reconciliations

This press release includes a presentation of earnings and earnings per share for the three months and twelve months ended July 31, 2009, as adjusted to exclude store impairment charges, Bailey Banks & Biddle lease reserve, closed store charges, goodwill impairment charges, inventory impairment charges and the impact of certain tax adjustments. In addition, this press release includes a presentation of earnings and earnings per share for the three months and twelve months ended July 31, 2008, as adjusted to exclude store impairments charges, a gain on the sale of our interest in the ‘Incomparable Diamond,’ and a benefit associated with a change in the vacation policy, and as further adjusted to include deferred revenue under the lifetime jewelry plan. Earnings and earnings per share, in each case as adjusted with respect to the items described above, are not measures of financial performance under GAAP. These measures should not be considered as alternatives to earnings and earnings per share as computed under GAAP for the applicable period. Reconciliations of these measures to earnings and earnings per share under GAAP are presented below under the heading “Zale Corporation and Subsidiaries Non-GAAP Financial Measures and Reconciliations.”

Management uses earnings and earnings per share measures adjusted for certain items as part of its evaluation of the performance of the Company. Since management expects sales of lifetime jewelry protection plans to produce recognizable income in future periods and considers sales of these plans to be an important aspect of revenue production by stores, it considers earnings and earnings per share, as well as sales and other performance measures, that have been adjusted to reflect deferred revenue as important measures of sales efforts and other operating performance. Since the store impairment charges, Bailey Banks & Biddle lease reserve, closed store charges, goodwill impairment charges, inventory impairment charges and certain tax adjustments are items that are expected to occur in unpredictable amounts and with uncertain frequency in the future, management excludes these items in evaluating current operating performance. Further, the Company believes the adjusted earnings and earnings per share measures provide useful information to investors because the items described above had a significant impact during the applicable period and warrant special attention on the part of investors.

This press release also includes a statement regarding "free cash flow" for the three months and twelve months ended July 31, 2009. Free cash flow is a non-GAAP financial measure and is defined as cash flows from operating activities (in accordance with GAAP) less net capital expenditures. Capital expenditures include additions to property and equipment. The Company considers cash flows from operating activities to be the most comparable GAAP financial measure.

The Company believes the presentation of free cash flow presents useful information about the amount of cash generated from operations after making capital investments to support growth initiatives. Free cash flow should not be considered as an alternative to cash flows from operating, financing or investing activities or as a measure of liquidity. Further, free cash flow does not represent the total increase or decrease in the cash balance for the period.

ZALE CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

	Impact on GAAP Information from Special Items for Fiscal 2009, Diluted:
		Three Months Ended		Twelve Months Ended
		July 31, 2009		July 31, 2009
		Amount	Per Share	Amount	Per Share
	Net Loss	$(89,799)	$(2.81)	$(189,503)	$(5.94)
	Store Impairments - (a)	4,072	0.13	9,075	0.28
	Bailey Banks & Biddle Lease Reserve - (b)	14,125	0.44	14,125	0.44
	Closed Store Charges - (c)	16,498	0.52	16,498	0.52
	Inventory Impairment Charge - (d)	8,256	0.26	8,256	0.26
	Goodwill Impairment - (e)	-	-	5,020	0.16
	Tax Adjustments (f)	27,891	0.87	39,587	1.24
	Total Before Change in Deferred Revenue, as Adjusted	(18,957)	(0.59)	(96,942)	(3.04)
	Change in Deferred Revenue	3,622	0.11	25,235	0.79
	Net Loss, as Adjusted	$(15,335)	$(0.48)	$(71,707)	$(2.25)

	Impact on GAAP Information from Special Items for Fiscal 2008, Diluted:	As Restated		As Restated
		Three Months Ended		Twelve Months Ended
		July 31, 2008		July 31, 2008
		Amount	Per Share	Amount	Per Share
	Net (Loss) / Earnings from Continuing Operations	$(9,977)	$(0.30)	$(6,453)	$(0.15)
	Gain on Sale of Diamond - (g)	(3,500)	(0.10)	(3,500)	(0.08)
	Store Impairments - (a)	170	(0.00)	1,164	0.03
	Vacation Adjustment - (h)	(7,691)	(0.23)	(7,691)	(0.19)
	Total Before Change in Deferred Revenue, as Adjusted	(20,998)	(0.63)	(16,480)	(0.39)
	Change in Deferred Revenue	9,191	0.28	48,335	1.14
	Net (Loss) / Earnings from Continuing Operations, as Adjusted	$(11,807)	$(0.35)	$31,855	$0.75

(a)	Impairments on long-lived assets associated with underperforming stores.
(b)

Lease reserves related to preliminary agreements with landlords to settle Bailey Banks & Biddle lease guarantees for 38 of 45 stores. The lease reserve also includes accruals for estimated payments that we believe will be required to settle the guarantees for the remaining 7 stores.

(c)	Charges related to lease termination and other costs associated with closing 119 locations for the quarter ended July 31, 2009.
(d)	Inventory impairment charge associated with our decision to accelerate the sale of certain clearance merchandise in fiscal 2010.
(e)	Charges related to goodwill impairments.
(f)

Tax adjustments for the year ended July 31, 2009 include a net charge totaling $18.0 million associated with our decision to revoke our election under APB 23 during the second quarter and a $21.5 million charge related to uncertainties surrounding the utilization of net operating loss carryforwards. Tax adjustments for the three months ended July 31, 2009 include a charge totaling $6.4 million related to a change in the estimated impact associated with the revocation of our APB 23 election and a $21.5 million charge related to the previously noted net operating loss carryforwards.

(g)	Gain on the sale of our interest in the 'Incomparable Diamond'.
(h)	Benefit associated with a change in our vacation policy.

	Reconciliation of GAAP Information to Non-GAAP basis for fiscal 2009:
		Three Months Ended		Twelve Months Ended
		July 31, 2009		July 31, 2009
		Amount	%	Amount	%
	Gross Margin	$165,751	46.4%	$831,172	46.7%
	Inventory Impairment Charge - (d)	13,534	3.8%	13,534	0.8%
	Gross Margin, as Adjusted	$179,285	50.2%	$844,706	47.5%

	Reconciliation of GAAP Information to Non-GAAP basis for fiscal 2009:
		Three Months Ended	Twelve Months Ended
		July 31, 2009	July 31, 2009
	Net cash provided by operating activities	$32,112	$2,695
	Payments for property and equipment	(3,221)	(28,357)
	Free cash flow	$28,891	$(25,662)

CONTACT:
Zale Corporation
Investor Relations:
Matt Appel, 972-580-4670
Executive Vice President and CFO
or
David Sternblitz, 972-580-5047
Vice President and Treasurer